First Quarter 2021 Earnings Release Conference Call
April 30, 2021

Randy Wilson – Terex Corporation – Director, Investor Relations

Good morning and welcome to the Terex Corporation first quarter 2021 earnings conference call. A copy of the press release and presentation slides are posted on our Investor Relations website at investors.terex.com. In addition, the replay and slide presentation will be available on our website. I am joined by John Garrison, Chairman and Chief Executive Officer, and John “Duffy” Sheehan, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by a question and answer session.

Please turn to slide 2 of the presentation which reflects our safe harbor statement. Today’s conference call contains forward-looking statements, which are subject to risks that could cause actual results to be materially different from those expressed or implied. In addition, we will be discussing non-GAAP information that we believe is useful in evaluating the Company’s operating performance. Reconciliations for these non-GAAP measures can be found in the conference call materials. Please turn to slide 3 and I’ll turn it over to John Garrison.

John L. Garrison, Jr. – Terex Corporation – Chairman and Chief Executive Officer

Good morning and thank you for joining us and for your interest in Terex. Most importantly, I hope you and your families are remaining safe and healthy. Throughout these challenging times, we are proud of all Terex team members who are keeping themselves and others safe, meeting the needs of customers and helping our communities. I would like to recognize and thank our team members around the world for their continued commitment to our Zero Harm Safety Culture and Terex Way Values. Safety remains the top priority in the Company, driven by Think Safe, Work Safe, Home Safe.  All Terex team members have contributed to our effort to continue to produce for our customers while following the protocols and maintaining a safe working environment.

Please turn to slide 4. Before I discuss our Q1 results, I would like to review our commitment to Environment, Social and Governance (“ESG”). ESG is not a new concept at Terex, it has been front and center for many years through our  Zero Harm Safety Program and our commitment to maintaining a vibrant and supportive working environment. ESG is foundational to the Terex culture; our company purpose is to help improve people’s lives.  Through our Terex Way Values, we are focused on strong governance, a commitment to Diversity, Equity & Inclusion (“DEI”) at every level, and supporting the communities where we live and work, including being responsible environmental stewards. First, strong governance and leadership, our independent and engaged board with diverse backgrounds, perspectives and experience, adds value for all stakeholders. Second, we have enhanced our DEI governance and we are energized by the engagement of our team members. And third, electrification, by introducing sustainable products such as our new Genie electric drive scissors. We have made good progress in our sustainability program including publishing our first annual ESG report, which enhances our ESG communications. We are working on standard reporting frameworks, which a group of the Company’s senior leaders are charged with implementing. We will keep stakeholders apprised through our investor conferences and quarterly earnings calls. We believe companies that recognize the importance of ESG are better able to identify strategic opportunities and meet competitive challenges.

Turning to slide 5, we are off to a very strong start to 2021. Customer demand continued to increase during the quarter, resulting in revenues exceeding our expectations. We increased operating margins and backlog in Aerial Work Platforms (“AWP”) and Materials Processing (“MP”) year-over-year. We significantly improved our first quarter earnings per share compared to last year and we are increasing our full-year sales, operating profit, cash flow and EPS outlook. Despite having to address supply chain challenges, AWP delivered improved margins in Q1. MP continued its strong execution by overcoming supply disruptions and delivering increased sales and profitability. As a result of the improved execution in both segments, year-over-year operating margin for the Company improved by 800 basis points. Our intense focus on net working capital management and improved profitability drove $40 million of positive free cash flow in the quarter, which is an excellent start to the year. During the first quarter our team continued to meet increased customer demand, tightly managed all costs and delivered outstanding positive free cash flow. Overall, our Q1 financial performance demonstrated strong execution by our global team in the face of increasing supply chain challenges.

Please turn to slide 6. We continue to improve Terex’s global cost-competitiveness. Our SG&A cost reduction initiative, with a target for full-year 2021 of approximately “12.5% or better” SG&A to sales, remains on track. We are maintaining strict cost discipline. In addition, during the quarter we announced the planned move of our Oklahoma City telehandler production to Monterrey, Mexico. This action will position us with cost-competitive telehandler products for the North American market. The team is addressing increasing supply chain disruptions. Our operations teams are demonstrating adaptability and flexibility to overcome the dynamic supply chain environment. Turning to innovation, we continue to listen to our customers, ensuring our products and services offer the features and benefits that provide value. We have also invested in our connected assets and digital capabilities to better serve customers. For example, our new Genie E-Drive scissors are designed to offer significant performance improvement and reduce maintenance costs by 35% over the life of the machine. Customer and Dealer Integration, or “CDI”, is a global initiative spearheaded by our Parts and Services organization. Dealers are sharing their data which allows the team to better serve customers. Finally, we continue to invest for future growth. Our MP team is in the process of executing on localization plans in China to meet growing demand for our industry leading crushing and screening products, as it is the world’s largest aggregates market. Terex is well positioned for growth in 2021 and beyond because we have strong businesses, strong brands and strong market positions. We continue to invest, including in new products, digital capabilities and manufacturing capacity.

Turning to slide 7, I will provide some comments about our end-markets and what we are seeing today. In our Genie business in North America, fleet utilization continues to improve, rental rates are improving, used equipment pricing is strong, which are all positive signs of a recovering and growing rental industry. In Europe, the market continues to demonstrate improvement, and in China, adoption of working safely at height with Genie equipment is driving significant growth. Globally, the secular trend towards rental continues. Turning to our Utilities business, demand is strong across its end-markets of tree care, rental and investor-owned utilities. Next, in MP, we expect global demand for crushing and screening equipment to continue to grow. Broad based economic growth, construction activity and aggregates consumption are the primary market drivers. We are seeing continued improvement in our cement mixer, material handler and environmental businesses. Overall, we are seeing improved market conditions around the world for our industry leading products and solutions. With that, I will turn it over to Duffy.

John Sheehan – Terex Corporation – Senior Vice President and Chief Financial Officer

Thanks, John. Turning to slide 8, looking at the first quarter we achieved net sales higher than our expectations. Throughout the quarter we saw our end-markets continue to strengthen. Overall, revenues of $864 million were up 4% year-over-year. Notably, our MP segment’s revenues were up almost 20% year-over-year. For the quarter, we recorded an operating profit of $62 million compared to an operating loss of $7 million in the first quarter of last year. We achieved an operating margin of over 7% through disciplined cost control and meeting strengthening customer demand. The first quarter operating profit includes severance and charges associated with the closure of our Oklahoma City manufacturing facility, which were offset by the gain on the sale of our Terex Financial Services (“TFS”) on-book financing portfolio. Improved gross margins and lower SG&A as a percent to sales, allowed Terex to expand operating margins by 800 basis points year-over-year. Interest and other expense was approximately $4 million lower than Q1 of last year because of several factors, including lower interest expense and a $3 million mark-to-market gain recognized in other income. Our first quarter 2021 global effective tax rate was approximately 16%, driven by two favorable discrete items in the quarter. Our tax rate estimate for the remainder of the year remains 19%, consistent with our previous outlook. Finally, our reported EPS of $0.56 cents per share includes the nearly offsetting operating impacts and the favorable benefits in other income that I just discussed.

Turning to slide 9 and our AWP segment financial results. AWP sales of $477 million were down 7% compared to last year, driven by a decline in North America offset by improvement in Europe and Asia Pacific. The Utilities market improved significantly, evidenced by strong customer bookings. AWP delivered significantly improved operating margins in the quarter, driven by increased production and aggressively managing all costs. AWP delivered 680 basis points improvement in operating margins, which includes $3 million of severance and charges for the closure of our Oklahoma City facility. First quarter bookings of $961 million were up dramatically compared to Q1 2020, while backlog at quarter-end was $1.3 billion, up 82% from the prior year.

Now turning to slide 10 and MP’s Q1 financial results. MP had another strong quarter, achieving 13% operating margins as end-markets are strengthening. It is a testament to the MP team’s operational strength to deliver these consistent, positive operating margins. Sales were higher at $378 million, driven by improving customer sentiment across all end-markets and geographies. The MP team has been aggressively managing all elements of cost as end-markets improve, resulting in incremental margin performance of 38%. Backlog of $713 million more than doubled from last year and was up 36% sequentially. MP saw its businesses strengthen through the quarter with bookings up more than 100% year-over-year. Customer sentiment in both segments continues to dramatically improve as equipment is being utilized and ordered as end-market demand strengthens.

Turning to slide 11, I would like to update you on how we currently anticipate the full year to develop financially. It is important to realize that while the end-market demand environment has improved significantly, increasing supply chain headwinds are impacting results.  We have taken these factors into consideration in the outlook we are providing today. As for commercial demand, we have seen our end-markets improve dramatically over the course of the first quarter. All other things being equal, we do expect continued end-market improvement in both segments and increasing levels of AWP customers’ fleet replenishment. From a quarterly perspective, we expect revenues for the full year to be slightly higher in the first half than the second half of the year, with the second quarter being the strongest of the year. Operationally, the absolute amounts of operating profit and operating margins are expected to increase each quarter year-over-year with operating profit relatively evenly split between the first half of the year versus the second half of the year. We continue to plan for incremental margins which meet or exceed our 25% target for the full-year 2021. Corporate and other costs will occur relatively evenly throughout the remainder of the year. On April 1st we completed the refinancing of our revolving credit facility and unsecured bond. These transactions will result in Q2 charges of $25 million, which were not previously included in our 2021 financial outlook. Including $0.30 per share of costs for refinancing of our capital structure, our EPS outlook is increased to $2.35 to $2.55 per share, based on sales of approximately $3.7 billion. Quarterly earnings per share are expected to be generally consistent with the development of operating profits during the year. For the full-year 2021, we are estimating free cash flow of approximately $150 million, reflecting another year of positive cash generation. We continue to plan for capital expenditures, net of asset dispositions, of approximately $90 million. The largest project included in capital expenditures is for the Genie Mexico manufacturing facility John referenced earlier.

Turning to slide 12, and I will summarize our updated 2021 EPS outlook. We expect the strong customer sentiment demonstrated in Q1 by our AWP and MP customers to continue throughout 2021. Our 2021 full-year EPS outlook comprehends: first, our Q1 out-performance; second, the operating profit contribution on additional revenue for Q2 through Q4; third, price and manufacturing efficiency which is only partially offsetting increasing supply chain headwinds; and, finally, reduced interest expense and one-time capital structure charges of approximately $27 million, representing thirty cents per share. Overall, our 2021 outlook represents a significant improvement in operating performance when compared to 2020. We will continue to aggressively manage costs while positioning the business for growth.

Turning to slide 13, and I will review our disciplined capital allocation strategy. Our team members remain vigilant and will continue to aggressively manage production, especially within our AWP segment, and scrutinize every expenditure. The strong, positive free cash flow of $40 million in the quarter demonstrates the hard work of our team members to tightly manage net working capital. Terex has ample liquidity of approximately $1.2 billion available to us with no near-term debt maturities, so we can manage and grow the business. As discussed during the Q1 earnings call, the proceeds from the sale of the TFS on-book portfolio and our strong liquidity position, allowed us to prepay $196 million of term loans in early February. This prepayment resulted in reducing outstanding debt, lowering leverage, and saving annual cash interest expense of approximately $7 million. This deleveraging action resulted in a rating agency upgrading Terex’s outlook and provided positive momentum for refinancing our capital structure.  Our refinancing included successfully renewing our $600 million revolving credit facility and placing $600 million of new bonds with a 5% coupon. These new bonds replace our 5 5/8% bonds due to mature in 2025 and reduce annual cash interest expense by approximately $4 million. Importantly, Terex obtained lower-cost, unsecured funding for the remainder of this decade. This strong action demonstrates our commitment to improving Terex’s balance sheet while maintaining flexibility to execute on our organic and inorganic growth plans. Finally, we would like to thank our bank group, which supported Terex during this successful refinancing. And, with that, I will turn it back to you John.

John L. Garrison, Jr. – Terex Corporation – Chairman and Chief Executive Officer

Thanks Duffy, turning to slide 14, to wrap up our remarks. Terex team members around the world are focused on the right things, safety, health, customers, and improved productivity. End-markets are strong and the team is managing the increasing supply chain headwinds. We are driving positive free cash flow. We are continuing to invest in innovative products to meet increased customer demand. We are focused on both organic and inorganic growth. As a result of these actions, Terex is well positioned to deliver strong 2021 results. And with that, let me turn it back to Randy.

Randy Wilson – Terex Corporation – Director, Investor Relations

Thanks, John. As a reminder, during the question and answer session, we ask you to limit your questions to one and a follow-up to ensure we answer as many questions as possible this morning. With that, I would like to open it up for questions.

3